FORM OF

                          AMENDED AND RESTATED

                            BERGEN BRUNSWIG

                        CAPITAL ACCUMULATION PLAN

                           TABLE OF CONTENTS
                           -----------------                              Page
                                                                          ----
ARTICLE I PLAN HISTORY...................................................   1


ARTICLE II DEFINITIONS...................................................   2

    2.1  "Beneficiary"...................................................   2

    2.2  "Benefit".......................................................   2

    2.3  "Benefit Bank"..................................................   2

    2.4  "Board of Directors"............................................   2

    2.5  "Change in Control".............................................   2

    2.6  "Code"..........................................................   3

    2.7  "Compensation"..................................................   3

    2.8  "Election Period"...............................................   3

    2.9  "Employee"......................................................   4

    2.10 "Employer"......................................................   4

    2.11 "Employment"....................................................   5

    2.12 "ERISA".........................................................   5

    2.13 "Executive Plan"................................................   5

    2.14 "Key Management Plan"...........................................   5

    2.15 "Lump Sum Election".............................................   6

    2.16 "Lump Sum Payment"..............................................   6

    2.17 "Master Trust Agreement"........................................   6

    2.18 "Outside Director Plan".........................................   6

    2.19 "Participant"...................................................   6

    2.20 "Plan"..........................................................   7

    2.21 "Plan Administrator"............................................   7

    2.22 "Plan Rules"....................................................   7

    2.23 "Plan Year".....................................................   7

    2.24 "Retirement"....................................................   7

    2.25 "Spouse"........................................................   8

    2.26 "Vested"........................................................   8


ARTICLE III PARTICIPATION................................................   9

    3.1  Requirements for Participation..................................   9

    3.2  Former Participants.............................................  10

    3.3  Future Participants.............................................  10


ARTICLE IV AMOUNT OF BENEFIT.............................................  11

    4.1  Determination of Benefit Amount.................................  11

    4.2  Benefit Bank....................................................  12

    4.3  Loans to Participants in the Executive Plan.....................  14


ARTICLE V BENEFIT ACCRUAL AND VESTING....................................  16

    5.1  Amount of Benefit Payable.......................................  16

    5.2  Accrual of Benefits.............................................  16

    5.3  Vesting of Accrued Benefit......................................  18

    5.4  Acceleration of Benefits Upon Change in Control.................  20

    5.5  Forfeiture of Benefits..........................................  23


ARTICLE VI PAYMENT OF BENEFITS...........................................  23

    6.1  Distribution on Retirement or Termination of Employment.........  23

    6.2  Distribution on Death...........................................  25

    6.3  Funeral Benefit.................................................  28

    6.4  Delay in Distribution...........................................  28

    6.5  Suspension of Benefits..........................................  29

    6.6  Lump-Sum Election...............................................  29


ARTICLE VII ADMINISTRATION OF THE PLAN...................................  31

    7.1  Duties of the Plan Administrator................................  31

    7.2  Delegation of Administrative Responsibility.....................  32

    7.3  Compensation, Expenses and Indemnity............................  33

    7.4  Claims Procedure................................................  34

    7.5  Effect of Plan Administrator Action.............................  37


ARTICLE VIII AMENDMENT AND TERMINATION OF THE PLAN.......................  38

    8.1  Amendments......................................................  38

    8.2  Termination of Plan.............................................  39


ARTICLE IX MISCELLANEOUS PROVISIONS......................................  40

    9.1  Payments........................................................  40

    9.2  Consolidation or Merger of Companies............................  41

    9.3  Alienation......................................................  42

    9.4  Division of Benefits by Domestic Relations
         Orders..........................................................  43

    9.5  Duty to Provide Data............................................  47

    9.6  Limitation on Rights of Employees...............................  48

    9.7  Restrictions....................................................  49

    9.8  Service of Process..............................................  49

    9.9  Governing Law...................................................  49

    9.10 Plurals.........................................................  50

    9.11 Titles..........................................................  50

    9.12 References......................................................  50

EXHIBIT A PLAN RULES.....................................................  51

                             AMENDED AND RESTATED

                               BERGEN BRUNSWIG

                          CAPITAL ACCUMULATION PLAN


                                  ARTICLE I
                                  ---------
                                 PLAN HISTORY
                                 ------------

         Bergen Brunswig Corporation adopted the Bergen Brunswig Capital

Accumulation Plan in 1980.  This document restates the Plan, effective July 1,

1980, and incorporates Amendment No. 1 and Amendment No. 2.

         The Plan is a non-qualified deferred compensation plan.  Benefits under the Plan are unfunded and unsecured.  Persons become participants upon meeting the Plan's eligibility requirements.  Benefits under the Plan are distributed on account of a Participant's retirement or death.  Loans are available to certain participants.

         The Plan is not intended to qualify under the Internal Revenue Code.

However, the Plan is a pension benefit plan subject to the Employee Retirement

Income Security Act of 1974 ("ERISA").

                                  ARTICLE II
                                  ----------
                                  DEFINITIONS
                                  -----------

         The following terms, when capitalized, shall have the meaning specified below unless the context clearly indicates to the contrary.

         2.1   "Beneficiary" shall mean a person or entity entitled under
                -----------
Article VI to receive a Participant's Benefit on his or her death.

         2.2   "Benefit" shall mean a lump sum or annual amount payable from the
                -------
Plan to a Participant or his or her Beneficiary, as more fully described in

Articles IV, V and VI.

         2.3   "Benefit Bank" shall mean the amount available to a Participant
                ------------
to be applied to purchase Benefits or loans hereunder.  The Employer pays the entire cost of the Plan.

         2.4   "Board of Directors" shall mean the Board of Directors of Bergen
                ------------------
Brunswig Corporation.  For purposes of this Plan, outside directors are considered "Employees."

         2.5   "Change in Control" shall have the same definition as contained
                -----------------
in Section 1.5(c) of the Master Trust Agreement and be fully incorporated herein.

         2.6   "Code" shall mean the Internal Revenue Code of 1954, as amended
                ----
from time to time.

         2.7   "Compensation" shall mean the annual cash salary payable to a
                ------------
Participant as of the latest of (1) July 1, 1980 (July 1, 1983 in the case of the Key Management Plan), (2) the date the individual first becomes a

Participant, or (3) the effective date of a periodic adjustment to the

Participant's Compensation by the Plan Administrator.  Compensation shall include the earnings waived by the Participant pursuant to a salary reduction arrangement under any cash or deferred or cafeteria plan which is maintained by the Employer and which is intended to qualify under Code Section 401(k) or 125,

or pursuant to a salary reduction arrangement which is not part of such a plan.

In no event shall a Participant's Compensation include bonuses or cash payments other than salary.  By written notice to a Participant, the Plan Administrator may periodically adjust the Participant's Compensation to reflect his or her current salary.

         2.8   "Election Period" shall mean the period beginning one hundred
                ---------------
eighty (180) days prior to the date on which a Participant attains his or her applicable Retirement age (see Section 2.19) and ending thirty (30) days prior to the date on which a Participant attains his or her applicable Retirement age

(see Section 2.19), during which a Participant may make a Lump Sum Election, as more fully detailed in Article VI.

         2.9   "Employee" shall mean an individual who renders services to the
                --------
Employer as a common law employee or officer (i.e., a person whose wages from the Employer are subject to federal income tax withholding).  A member of the

Board of Directors who is not otherwise an Employee shall be considered an

Employee solely for purposes of this Plan.  Except for directors, a person rendering services to the Employer purportedly as an independent contractor shall not be treated as an Employee before the Employer has acknowledged that it must withhold federal income taxes from his or her pay.  For purposes of this

Plan, an individual shall remain an "Employee" if he or she ceases to work for the Employer for the purposes of taking an Employer-arranged job (see Section

6.4(b)).

         2.10  "Employer" shall mean Bergen Brunswig Corporation and any related
                --------
company designated by Bergen Brunswig Corporation.  In contexts in which actions are required or permitted to be taken or notice is to be given, the Employer shall mean Bergen Brunswig Corporation.

         2.11  "Employment" shall mean the period during which an individual is
                ----------
an Employee.  Employment shall commence on the day the individual first performs services for the Employer as an Employee and shall terminate on the day such services cease.

         2.12  "ERISA" shall mean the Employee Retirement Income Security Act of
                -----
1974.

         2.13  "Executive Plan" shall mean the portion of this Plan which covers
                --------------
eligible officers of the Employer.  The Executive Plan provides monthly retirement benefits of one hundred percent of Compensation beginning at age sixty-two and continuing until age eighty, or, alternatively, a lump sum payment, and also permits loans before retirement.

         2.14  "Key Management Plan" shall mean the portion of this Plan which
                -------------------
covers eligible officers of a subsidiary of the Employer and eligible directors of a corporate department of the Employer.  The Key Management Plan provides monthly retirement benefits of fifty percent of Compensation beginning at age sixty-two and continuing until age seventy-seven, or, alternatively, a lump sum payment, but does not provide for loans.

         2.15  "Lump Sum Election" shall mean the election by a Participant to
                -----------------
receive a lump sum payment of his Vested Accrued Benefit instead of a series of monthly payments, as more fully described in Article VI.

         2.16  "Lump Sum Payment" shall mean the single lump sum payment made to
                ----------------
a Participant having in effect a valid Lump Sum Election.  The Lump Sum Payment equals the present value of the stream of monthly payments to which a

Participant would be entitled but for his or her Lump Sum Election, as more fully described in Article VI.

         2.17  "Master Trust Agreement" shall mean the Master Trust Agreement
                ----------------------
dated December 27, 1994 between Employer and Wachovia Bank of North Carolina,

N.A., as Trustee.

         2.18  "Outside Director Plan" shall mean the portion of this Plan which
                ---------------------
covers eligible members of the Board of Directors who are not common law employees of the Employer.  The Outside Director Plan provides annual retirement benefits of $15,000 beginning at age seventy and continuing until age eighty,

or, alternatively, a lump sum payment.

         2.19  "Participant" shall mean any person who is included in the Plan
                -----------
pursuant to Article III. A Participant shall cease to be a Participant at the time determined under Section 3.1(d).

         2.20  "Plan" shall mean this document.  The Plan consists of three
                ----
components: the Executive Plan, the Key Management Plan and the Outside Director

Plan, as more fully described in this document.

         2.21  "Plan Administrator" shall mean Bergen Brunswig Corporation,
                ------------------
acting through its chief executive officer or such officer's delegate.  The Plan

Administrator is the Plan's "named fiduciary" within the meaning of Section

402(a)(2) of ERISA.

         2.22  "Plan Rules" shall mean rules adopted by the Plan Administrator
                ----------
in accordance with Section 7.1(e) for the administration, interpretation or application of the Plan.  See Exhibit A for more details on Plan Rules.

         2.23  "Plan Year" shall mean the fiscal year of the Plan, which is
                ---------
presently the twelve month period ending on June 30.

         2.24  "Retirement" shall mean a Participant's termination of Employment
                ----------
or disability retirement (to the extent permitted by the next sentence) on or after the date he or she attains age sixty-two (age seventy, in the case of a

Participant in the Outside Director Plan).  A Participant who becomes totally and permanently disabled (as determined by the Plan Administrator) while a

Participant and prior to attainment of his or her applicable Retirement age

(sixty-two or seventy) and remains disabled shall take Retirement on the date the Participant attains his or her Retirement age (or such earlier date as the

Plan Administrator may determine in its discretion if a delay in Retirement would result in financial hardship to the Participant).

         2.25  "Spouse" shall mean the person to whom a Participant is legally
                ------
married at the time in question under the laws of the state in which the

Participant then resides (excluding a common-law spouse).  A person shall cease to be a Spouse when his or her marriage to the Participant is deemed dissolved or annulled under the laws of the state in which the Participant then resides.

         2.26  "Vested" shall mean non-forfeitable.  would be entitled but for
                ------
his or her Lump Sum Election, as more fully described in Article VI.

                                  ARTICLE III
                                  -----------
                                 PARTICIPATION
                                 -------------

         3.1   Requirements for Participation
               ------------------------------
               (a)  Executive Plan:  A person shall become a Participant in the

Executive Plan on the later of (1) the date he or she becomes an officer of

Bergen Brunswig Corporation or (2) the date he or she is notified by the Plan

Administrator in writing that he or she has become a Participant.

               (b)  Key Management Plan:  A person shall become a Participant in the Key Management Plan on the later of (1) the date he or she is an officer of a wholly-owned subsidiary of Bergen Brunswig Corporation or a director of a corporate department of Bergen Brunswig Corporation and has been an Employee for at least one full year or (2) the date he or she is notified by the Plan

Administrator in writing that he or she has become a Participant.

               (c)  Outside Director Plan:  A person shall become a Participant in the Outside Director Plan on the earlier of (1) the date he or she has been an outside member of the Board of Directors for at least three consecutive years or (2) the date he or she is notified by the Plan Administrator in writing that he or she has become a Participant.

               (d)  A Participant shall cease to be a Participant when his or her Employment terminates (see Section 2.9), unless the Participant becomes totally and permanently disabled while a Participant, in which case he or she shall remain a Participant until his or her Retirement (as more fully provided in Section 2.19).

         3.2   Former Participants
               -------------------
               A former Participant who requalifies for the Plan shall again become a Participant as permitted by the Plan Administrator.  A former

Participant's prior service with the Employer shall be taken into account for purposes of this Plan only to the extent specified by the Plan Administrator.

         3.3   Future Participants
               -------------------
               Effective October 7, 1987, the Plan, including each of its component plans, is hereby frozen to new participants.  Hence, on and after that date, no one shall become a member of the Plan, or, if already a member of one of its component plans, become a member of any of its other component plans.

                                  ARTICLE IV
                                  ----------
                              AMOUNT OF BENEFIT
                              -----------------

         4.1   Determination of Benefit Amount
               --------------------------------
               Subject to accrual and vesting (see Article V), the Benefit payable to a Participant under the Plan shall be calculated as follows:

               (a) Executive Plan:  For a Participant in the Executive Plan, the

Benefit shall be the Benefit which can be "purchased" under Section 4.2 with his or her Benefit Bank, up to a maximum Benefit of one hundred percent of his or her Compensation.  Loans are also available under this Plan (see Section 4.3).

               (b)  Key Management Plan:  A Participant in the Key Management

Plan shall receive the same Benefit as an Executive Plan Participant, except that the maximum Benefit shall be fifty percent (not one hundred percent) of his or her Compensation.  Loans are not available under this Plan.

               (c)  Outside Director Plan:  The Benefit of a Participant in the

Outside Director Plan shall be $15,000.  Loans are not available under this

Plan.

               (d)  If a Participant is transferred from the Key Management Plan to the Executive Plan, the Participant's Benefit shall be calculated under the

Executive Plan based on his or her Compensation as of the date of transfer, which shall replace any Benefit earned under the Key Management Plan.


         4.2   Benefit Bank
               ------------
               (a)  Each Participant in the Executive Plan and the Key

Management Plan shall have a Benefit Bank, which shall be credited with the amount determined under the applicable schedule below:

                           EXECUTIVE PLAN BENEFIT BANK
                           ---------------------------

Years of Continuous Employment
Since Most Recent Date of Hire                 Benefit Bank Credit
------------------------------                 -------------------
4 or less                                      12.50% of Compensation

5 through 9                                    18.75% of Compensation

10 or more                                     25.00% of Compensation

                       KEY MANAGEMENT PLAN BENEFIT BANK
                       --------------------------------

Years of Continuous Employment
Since Most Recent Date of Hire                 Benefit Bank Credit
------------------------------                 -------------------
4 or less                                      9.375% of Compensation

5 through 9                                    14.0625% of Compensation

10 or more                                     18.75% of Compensation


If a Participant becomes totally and permanently disabled while an Employee and prior to Retirement, the period of disability shall count as continuous employment.

               (b)  A Participant's Benefit Bank shall be charged for the cost of his or her Benefit and, under the Executive Plan, for the cost of loans made


                                     - 12 -


to the Participant.  The "cost" of a Benefit shall be fifty-four percent

(thirty-four percent prior to June 21, 1986) of the annual premium for life insurance based on life insurance industry standards for a person of the

Participant's age and sex for the purpose of providing the Benefit (such cost to be determined by the Plan Administrator).  (This life insurance is an asset of the Employer and does not "fund" Benefits within the meaning of Section 83 (or any successor provision) of the Code.)  If the "cost" of the Benefit (combined with the amount charged for all loans to the Participant under the Executive

Plan) exceeds the Participant's Benefit Bank, the Benefit (and/or the amount available for a loan under the Executive Plan) shall be reduced to the extent necessary to eliminate the excess.  The Participant must take, but need not pass, a life insurance physical examination in order to qualify for a Benefit.

The Benefit Bank of a Participant in the Executive Plan who borrows money pursuant to the Plan shall be reduced by an amount equal to ten percent of the amounts loaned to the Participant.  This reduction may, at the discretion of the

Plan Administrator, be cancelled when all or part of the loan is repaid.  The amount of the reduction to be cancelled, if any, shall be equal to ten percent of the loan amount repaid.

               (c)  Once the cost of a Benefit or a loan has been charged to a

Participant's Benefit Bank, the amount of the Benefit or the loan for which the charge was made shall not be reduced because of a subsequent reduction in the


                                     - 13 -


Participant's Compensation or Benefit Bank or because of a subsequent increase in the "cost" of Benefits or loans.  However, such changes shall be taken into account in determining the maximum amount of additional Benefits or loans available to the Participant.

         4.3   Loans to Participants in the Executive Plan
               -------------------------------------------
               (a)  At the request of a Participant in the Executive Plan, the

Employer shall loan money from its general assets to the Participant, in accordance with the rules and limits of subsection (b).

               (b)  A Participant who wishes to borrow money pursuant to this

Section shall file a written loan application with the Plan Administrator.  No loan shall be granted unless all of the following requirements are met:

               (i)  The loan shall not exceed one hundred twenty-five percent of the Participant's Compensation.  In addition, no loan shall be made to the extent that it cannot be "funded" from the Participant's Benefit Bank (the amount charged to the Benefit Bank shall be ten percent of the principal amount loaned).  In applying these loan limits, all loans to the Participant under this Plan (whether or not repaid) shall be aggregated with any proposed loan.



                                     - 14 -


               (ii)  The loan shall normally be interest free, but interest at the rate of ten percent per annum may be charged at the discretion of the

    Plan Administrator.

               (iii) The loan shall be adequately secured by real or personal property of the Participant equivalent in value to one hundred twenty-five percent of the loan.

               (iv)  Except as otherwise authorized by the Plan Administrator,

    principal on a loan must be repaid upon demand, but not later than the

    Participant's Retirement.

               (v)  The loan shall be documented by such notes, evidences of indebtedness and other instruments executed by the Participant which the

    Plan Administrator in its discretion requires.






                                     - 15 -



                                   ARTICLE V
                                   ---------
                          BENEFIT ACCRUAL AND VESTING
                          ---------------------------

         5.1   Amount of Benefit Payable
               --------------------------
               The amount of a Participant's Benefit is determined under Article

IV.  The portion of the Benefit which is actually payable is determined by first applying the accrual schedule in Section 5.2 to the Benefit determined under

Article IV and then applying the vesting schedule in Section 5.3 to the resulting amount.

         5.2   Accrual of Benefits
               -------------------
               (a)  Executive Plan and Key Management Plan:  The portion of a

Participant's Benefit under the Executive Plan or the Key Management Plan which has accrued (the "Accrued Benefit") shall be determined under the following table at the same time that vesting is determined under Section 5.3(a):

                                    Percentage of
     Years of Service              Benefit Accrued
     -----------------             ---------------
     1 but less than 5                   50%

     5 but less than 10                  75%

     10 or more                         100%

               (b)  Outside Director Plan:  The portion of a Participant's

Benefit under the Outside Director Plan which has accrued (the "Accrued

Benefit") shall be determined under the following table at the same time that vesting is determined under Section 5.3(a):

                                    Percentage of
     Years of Service              Benefit Accrued
     ----------------              ---------------
     2 or less                            0%
     3                                   30%
     4                                   40%
     5                                   50%
     6                                   60%
     7                                   70%
     8                                   80%
     9                                   90%
     10 or more                         100%

               (c)  The term "years of service" under the Executive and Key

Management Plans shall mean the full number of years during a Participant's most recent period of Employment with Bergen Brunswig Corporation, its subsidiaries and companies acquired by Bergen Brunswig Corporation, and for the Outside

Director Plan shall mean the full number of years while a Participant is a member of the Board of Directors (including, in either case, any time during the relevant period while the Participant was totally and permanently disabled,

within the meaning of Section 2.19, if the disability commenced while the person was a Participant and prior to the earlier of his or her Retirement or termination of Employment). Prior periods of Employment shall also be taken into account to the extent specified by the Plan Administrator. In the event of a Participant's death prior to the earlier of his or her Retirement or termination of Employment, years of service shall be calculated as if the

Participant had survived to his or her applicable Retirement age (see Section

2.19).

         5.3   Vesting of Accrued Benefit
               --------------------------
               (a)  A Participant's Accrued Benefit under the Plan is not Vested until the earliest of the Participant's Retirement, death, or termination of

Employment (provided such termination is on good terms, as determined in the sole discretion of the Plan Administrator, and the Participant signs a general release in a form which approximates the form attached hereto as Exhibit B),

except as otherwise provided in Section 5.4 hereof.  At that time, the Accrued

Benefit (as determined under Section 5.2) shall vest in whole or in part in accordance with this Section and the Vested portion of the Accrued Benefit shall be paid in accordance with Article VI.

               (b)  The Accrued Benefit of a Participant who takes Retirement or dies while an Employee shall become one hundred percent Vested.  The Accrued

Benefit of a Participant whose Employment terminates prior to his or her

Retirement or death shall be vested as determined under the following table:

     Years in a Qualified       Vested Percentage
        Job Category            of Accrued Benefit
     --------------------       ------------------
      2 or less                           0%
      3                                  30%
      4                                  40%
      5                                  50%
      6                                  60%
      7                                  70%
      8                                  80%
      9                                  90%
     10 or more                         100%

               (c)  The term "years in a qualified job category" shall mean the full number of years during a Participant's most recent period of Employment

(including any time during that period while the Participant was totally and permanently disabled, within the meaning of Section 2.19, if the disability commenced while the person was a Participant and prior to the earlier of his or her Retirement or termination of Employment) and while the Participant held the position of "Director of the Board" for purposes of the Outside Director Plan,

or "Corporate Officer" of the Employer for purposes of the Executive Plan, or

"Director" of a corporate department of the Employer or "Officer" of a wholly-owned subsidiary of the Employer for purposes of the Key Management Plan.

A Participant who transfers directly from a position covered by the Plan to a position with the Employer which is not covered by the Plan shall continue to earn years in a qualified job category until the earliest of his or her termination of Employment, death or Retirement.  Prior periods of Employment shall also be taken into account to the extent specified by the Plan

Administrator, but employment with a company before it was acquired by the

Employer shall not count.  A Participant who delays Retirement beyond his or her applicable Retirement age (see Section 2.19) with the written approval of the

Plan Administrator shall have his or her years in a qualified job category while

Retirement is delayed taken into account under this Section for vesting purposes.

         5.4   Acceleration of Benefits Upon Change in Control.
               -----------------------------------------------
               (a)  Notwithstanding any other provisions of this Plan, upon a

Change in Control, each Participant shall be entitled to benefits under the Plan in accordance with the following: (A) As of the date of the Change in Control,

such Participant shall be deemed to have attained (if he has not already done

so) the age of sixty-two; (B) with respect to each year between such

Participant's actual age as of the date of the Change in Control (if less than the age of sixty-two) and the age of sixty-two (the "Interim Period"), such

Participant shall be deemed to have been continuously employed by the Company in, and to have continuously performed the duties of, the position with the

Company that such Participant held as of the date of the Change in Control; (C)

such Participant shall be deemed to be entitled to full service credit for all times during the Interim Period; (D) such Participant's annual cash salary as of the date of the Change in Control shall be deemed to have increased at a rate of

4.0% per year each year during the Interim Period, resulting in a corresponding increase in Participant's Compensation for purposes of the Plan; (E) such

Participant's Benefit under the Plan shall be calculated in accordance with the assumptions set forth in the preceding clauses (A) - (D); (F) such Participant's

Benefit shall be deemed to be fully Accrued and fully Vested as of the date of the Change in Control; and (G) prior to or upon the consummation of the transactions giving rise to the Change in Control, the Company shall pay to such

Participant, by certified or bank cashier's check, a Lump Sum Payment calculated in accordance with this Section 5.4(a) and Section 6.6(d) hereof as if such

Participant had made a valid Lump Sum Election.

               (b)  In the event of a Change in Control, upon payment to each

Participant of the Lump Sum Payment referred to in clause (G) of Section 5.4(a)

above, the Company shall also pay to such Participant, by certified or bank cashier's check, a cash lump sum payment equal to (x) the amount of excise tax for which such Participant is or may become liable under Internal Revenue Code

Section 4999 (or any successor provision) with respect to the payments under this Section 5.4, taking into account all compensation includable in the computation under Internal Revenue Code Section 280G (or any successor provision), including, without limitation, payments under this Section 5.4(b),

plus (y) the amount of such Participant's income tax liability arising from the

Company's payment of the excise tax liability referred to in the preceding clause (x), such that the payments under clauses (x) and (y) taken together shall provide such Participant with sufficient after-income tax dollars to pay such Participant's liability for Internal Revenue Code Section 4999 excise taxes.  The maximum combined marginal federal and applicable state(s) income tax rate in effect for the year in which the payments under this Section 5.4(b) are to be made shall be used in computing the amount of such payments.  In the event that the Company and the Participant are unable to agree upon the amount of the payment required under this Section 5.4(b), such amount shall be determined by

Tax Counsel (as defined below).  The decision of such Tax Counsel shall be final and binding upon both the Company and the Participant.  All fees and expenses of such Tax Counsel shall be paid by the Company.  As used in this Section 5.4(b),

the term "Tax Counsel" shall mean an attorney at law or certified public accountant who is a partner at a law firm of at least 25 attorneys or a partner at a "Big 6" accounting firm, respectively, provided that such firm has not provided services to the Company or the respective Participant or any affiliate of the Company or such Participant within the last year.

               (c)  Upon the occurrence of a Change in Control, (x) this

subsection 5.4 shall become irrevocable, and (y) Sections 5.3(a), 7.4(g), 7.5(b)

and 9.7 hereof shall cease to apply, none of such sections shall ever thereafter be reinstated, and no similar provisions shall ever be adopted hereunder.

         5.5   Forfeiture of Benefits
               ----------------------
               The unvested portion of the Accrued Benefit of a Participant whose Employment terminates prior to his or her Retirement or death shall be forfeited on the date Employment terminates.  If the person again becomes a

Participant, forfeited Benefits shall only be restored to the extent specified by the Plan Administrator.


                                   ARTICLE VI
                                   ----------
                              PAYMENT OF BENEFITS
                              -------------------

         6.1   Distribution on Retirement or Termination of Employment
               -------------------------------------------------------
               (a)  In General:  A Participant's Vested Accrued Benefit shall be distributed to him or her in the event of his or her Retirement.  Unless a

Participant has in effect a valid Lump Sum Election under Section 6.6, the distribution of a Participant's Vested Accrued Benefit shall be made in monthly installments equal to one-twelfth of the Participant's annual Vested Accrued

Benefit, commencing on the first day of the month following the month in which the Participant's Retirement occurs and ending with the month in which the following occurs:

                         Key            Outside
Executive Plan      Management Plan     Director Plan
--------------      ---------------     --------------
the earlier of      the earlier of      the earlier of
attainment of       attainment of       attainment of
age 80 or payment   age 77 or payment   age 80 or payment
of 216 monthly      of 180 monthly      of 120 monthly
installments        installments        installments

               (b)  The Vested Accrued Benefit of a Participant who has a

termination of Employment prior to his or her Retirement or death (provided such termination is on good terms, as determined in the sole discretion of the Plan

Administrator, and the Participant signs a general release in a form which approximates the form attached hereto as Exhibit B) shall be paid in monthly installments in a manner similar to that in Section 6.1(a), commencing on the first day of the month following the month in which a Participant attains his or her applicable Retirement age (see Section 2.19) or dies, if earlier.

               (c)  Under the Outside Director Plan:  Distribution shall be made in monthly installments equal to one-twelfth of the Participant's annual Vested

Accrued Benefit, commencing as of the first day of the month following the month in which the Participant's Retirement occurs and ending with the month in which occurs the earlier of the Participant's attainment of age 80 or payment of 120 monthly installments.

               (d)  Under the joint and survivor annuity form available from the

Executive and Key Management Plans, a Participant's Vested Accrued Benefit is

subsidized by the Employer, i.e., there normally is no reduction in the

Participant's Vested Accrued Benefit to provide a joint and survivor annuity.

However, if the Participant's Spouse or Beneficiary is more than ten years younger than the Participant, the Participant's Vested Accrued Benefit shall be reduced as provided in the following formula:

         Participant's Accrued Benefit times the percentage result obtained when taking the number of years more than 10 that Participant is older than Participant's Spouse divided by 100 (e.g., Participant age 55, Participant's Spouse age 44 = 11 years spread; 11 - 10 = 1/100 = 1% reduction)


         6.2   Distribution on Death
               ---------------------
               (a)  Unless a Participant has in effect a valid Lump Sum Election under Section 6.6, upon the death or presumed death of a Participant prior to

Retirement, the Participant's Vested Accrued Benefit shall be paid to the

Participant's Beneficiary (as determined under subsection (d)). Distribution shall be made in monthly installments equal to one-twelfth of the Participant's annual Vested Accrued Benefit, commencing on the first day of the month following the month in which the Participant dies (or is presumed dead) and ending with the month in which the Participant's Benefit would have terminated under Section 6.1 had the Participant's Retirement occurred on the date of his or her death.

               (b)  Upon the death or presumed death of a former Participant in the Outside Director Plan after his or her Retirement but before receiving the total number of Benefit payments to which the Participant is entitled under

Section 6.1(c), the remaining payments shall be paid to the Participant's

Beneficiary.  Distribution shall commence on the first day of the month following the month in which the Participant dies (or is presumed dead).

               (c)  Amounts payable under this Section shall be paid to the highest priority Beneficiary surviving at the time distribution actually commences.  Beneficiary priorities are as follows:

               (i)  First, to the person or entity properly designated by the

     Participant as his or her Beneficiary for purposes of this Plan.  Each

     Participant may designate, revoke and redesignate Beneficiaries.  This action shall be taken in writing on a form provided by the Plan

     Administrator and shall be effective upon delivery to the Plan

     Administrator.

               (ii)  Second, to the person or persons properly designated by the

     Participant as his or her beneficiary under a group life insurance policy maintained by the Employer, if no Beneficiary designation under paragraph

     (i) is on file.

               (iii) Third, to the Participant's surviving Spouse, if any, and otherwise to the heirs at law (including the Participant's estate), if any,

     as determined in the reasonable judgment of the Plan Administrator under applicable state law governing succession to personal property.

               (d)  Members of a priority class (other than the Participant's surviving Spouse) shall cease to be entitled to Benefits upon the Plan

Administrator's determination that no members of the class exist or the Plan

Administrator's failure to locate any members of the class after making reasonable efforts to do so for one year.  If all or part of the Participant's

Benefit is distributable to his or her surviving Spouse, such Benefit shall be distributed to the Spouse or, in the event of the Spouse's death prior to commencement or completion of distribution, to the estate of the Spouse.

               (e)  If the Plan Administrator determines that no person eligible to receive the Participant's Benefit exists or can be located, the Benefit shall be forfeited. The costs of settling any dispute involving the right of a person to a Participant's Benefit after the Participant's death shall be charged to the

Participant's Benefit, which shall be reduced by the amount of the costs incurred, except as otherwise directed by the Plan Administrator.

         6.3   Funeral Benefit
               ---------------
               In addition to any Vested Accrued Benefit payable hereunder, a

Participant's Beneficiary (as determined under Section 6.2(c)) shall be paid a cash lump sum in the amount of $5,000 to cover funeral expenses of the

Participant.  This additional benefit shall only be paid if the Beneficiary notifies the Employer in writing of the Participant's death and the Participant has a Vested Accrued Benefit either before death or by reason of death, without regard to whether any or all of the Vested Accrued Benefit has been paid.

         6.4   Delay in Distribution
               ---------------------
               (a)  If the amount payable under this Article cannot be

ascertained or the person to whom it is payable has not been determined or located and reasonable efforts to do so have been made, then distributions under this Article shall commence, retroactive to the date they would normally have commenced, within a reasonable time after such amount is ascertained or such person is determined or located.

               (b)  Distribution of Benefits to a Participant shall not be triggered by the transfer of the Participant to any other job (whether or not with the Employer or an affiliate) if the transfer is arranged by the Employer.

The Participant's Benefit will commence when the Participant ceases to be employed be the Employer or by any other company for which the Participant worked in an Employer-arranged job.

         6.5   Suspension of Benefits
               ----------------------
               Benefits which are in pay status shall not be suspended if a

Participant subsequently performs services for the Employer in any capacity after Retirement.

          6.6  Lump-Sum Election
               -----------------
               (a)  Instead of receiving the distribution of his or her Vested

Accrued Benefit in monthly installments as described in Section 6.1(a), a

Participant may elect to receive his or her distribution as a single Lump Sum

Payment.  The Lump Sum Payment of a Participant having in effect a valid Lump

Sum Election shall be paid on the first day of the month following the earlier of the month in which the Participant's Retirement occurs or the month in which the Participant dies.  If the Participant having in effect a valid Lump Sum

Election dies prior to the time the Lump Sum Payment is made to him or her, that

Participant's Lump Sum Payment shall be paid to the Participant's Beneficiary

(as determined under Section 6.2(c)).

               (b)  In order for a Participant's Lump Sum Election to be valid,

each of the following requirements must be met:

               (i)  The Participant must give written notice to the Plan

    Administrator that the Participant is making a Lump Sum Election.  This written notice shall be on a form provided by the Plan Administrator and shall be effective upon delivery to the Plan Administrator;

               (ii) The Participant's Lump Sum election must be made during the

    Election Period;

               (iii) The Participant must be an Employee as of the date he or she attains his or her applicable Retirement age (see Section 2.19), or if earlier, the Participant must be an Employee as of the date of his or her death; and

               (iv) The Participant must take Retirement (or die) after December

    13, 1990.

               (c)  A Participant may revoke a Lump Sum Election by delivering written notice to such effect to the Plan Administrator prior to the end of the

Election Period.  A Participant's Lump Sum Election that has not been revoked prior to the end of the Election Period shall be irrevocable.  If a Participant makes multiple Lump Sum elections and revocations, the last such election or revocation made during the Election Period shall be controlling.

               (d)  A Participant's Lump Sum Payment shall equal the discounted present value of the monthly payments that would have been payable to the

Participant under Section 6.1(a) had no Lump Sum Election been in effect.

Effective January 1, 1995 for purposes of making this present value calculation,

the "immediate rate" published by the Pension Benefit Guaranty Corporation, or such other index as selected by the Plan Administrator then in effect at the time of payment, shall be used.


                                  ARTICLE VII
                                  -----------
                          ADMINISTRATION OF THE PLAN
                          --------------------------

         7.1   Duties of the Plan Administrator
               --------------------------------
               The Plan Administrator shall be responsible for the general administration and management of the Plan.  The Plan Administrator shall have all powers and duties necessary to fulfill its responsibilities, including, but not limited to, the following powers and duties:

               (a)  To determine all questions relating to the eligibility of persons to participate;

               (b)  To determine the amount and kind of benefits payable to

Participants and their Beneficiaries;

               (c)  To maintain all records necessary for the administration of the Plan;

               (d)  To provide for disclosure of all information and filing or provision of all reports and statements to Participants, Spouses, Beneficiaries or governmental bodies as shall be required by ERISA or any other federal law;

               (e)  To adopt or modify Plan Rules for the regulation or

application of the Plan (see Exhibit A); such Rules may establish administrative procedures or requirements which modify the terms of this Plan but Plan Rules shall not substantially alter significant requirements or provisions of the

Plan;

               (f)  To administer the claims procedure set forth in Section 7.4;

               (g)  To delegate any power or duty to any firm or person in accordance with Section 7.2; and

               (h)  To exercise all other powers or duties granted to the Plan

Administrator by other provisions of the Plan.

         7.2   Delegation of Administrative Responsibility
               -------------------------------------------
               (a)  The Plan Administrator may delegate all or any portion of its administrative responsibilities with respect to the Plan to any other person pursuant to this Section.

               (b)  A delegation under this Section shall be accomplished by a written instrument executed by the Plan Administrator specifying responsibilities delegated and the fiduciary responsibilities allocated to such delegate.  The delegation of such responsibilities shall be effective upon the date specified in the delegation, subject to written acceptance by the delegate.

Any delegation of responsibilities shall provide for reports, no less often than annually, by such delegate to the Plan Administrator of such information necessary to fully inform the Plan Administrator of the status and operation of the Plan and of the delegate's discharge of responsibilities delegated.

         7.3   Compensation, Expenses and Indemnity
               -------------------------------------
               (a)  The Plan Administrator and any delegate under Section 7.2 who is an Employee shall serve without compensation for services to the Plan.

The Employer shall furnish the Plan Administrator or any such delegate with all clerical or other assistance necessary in the performance of his or her duties.

The Plan Administrator is authorized to employ such legal counsel and advisors as it may deem advisable to assist in the performance of its duties hereunder.

               (b)  All costs of administering the Plan (including the cost of legal services described in subsection (a)) shall be paid by the Employer.

Except as the Plan Administrator otherwise directs, any expenses incurred in resolving disputes among different claimants as to their entitlement to a

Benefit shall be charged against the Benefit, which shall be reduced accordingly.

               (c)  To the extent permitted by applicable law, the Employer shall indemnify and save harmless the Board of Directors, the Plan Administrator and any delegate appointed pursuant to Section 7.2 who is an Employee against any and all expenses, liabilities and claims (including legal fees incurred to defend against such liabilities and claims) arising out of their discharge in good faith of responsibilities under or incident to the Plan.  Expenses and liabilities arising out of willful misconduct shall not be covered under this indemnity.  This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Employer or provided by the Employer under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, as such indemnities are permitted under applicable law.  Payments with respect to any indemnity and payment of expenses or fees shall be made only from assets of the Employer.

         7.4   Claims Procedure
               ----------------
               (a)  Normally, a Participant, Spouse or Beneficiary need not present a formal claim for Benefits in order to qualify for rights or Benefits under this Plan. If, however, any person is not granted the rights or Benefits to which the person believes himself or herself to be entitled, a formal claim for Benefits must be filed in accordance with this Section.  A claim by any person shall be presented to the claims official appointed by the Plan

Administrator in writing within the maximum time permitted by law or under regulations promulgated by the Secretary of Labor or his delegate pertaining to claims procedures.  The claims official shall, within a reasonable time,

consider the claim and shall issue his or her determination thereon in writing.

If the claim is granted, the appropriate distribution or payment shall be made.

               (b)  If the claim is wholly or partially denied, the claims official shall, within ninety days (or such longer period as may be reasonably necessary) provide the claimant with written notice of the denial, setting forth, in a manner calculated to be understood by the claimant

               (i)  the specific reason or reasons for the denial,

               (ii) specific references to pertinent Plan provisions on which the denial is based,

               (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why the material or information is necessary, and

               (iv)  an explanation of the Plan's claim review procedure.

               (c)  Each claimant shall have the opportunity to appeal in writing the claims official's denial of a claim to a review official designated by the Plan Administrator for a full and fair review.  The claimant or his or her duly authorized representative

               (i)  may request a review by filing a written application with the review official,

               (ii)  may review pertinent documents, and

               (iii) may submit issues and comments in writing.

               (d)  The Plan Administrator may establish time limits within which a claimant may request review of a denied claim which are reasonable in relation to the nature of the benefit which is the subject of the claim and other attendant circumstances, but which shall not be less than sixty days after receipt by the claimant of written notice of denial of his or her claim.

               (e)  The decision by the review official upon review of a claim shall be made not later than sixty days after his or her receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty days after receipt of the request for review.

               (f)  The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provisions on which the decision is based.

               (g)  To the extent permitted by law, the decision of the claims official (if no review is properly requested) or the decision of the review official on review, as the case may be, shall be final and binding on all parties.  No legal action for Benefits under the Plan shall be brought unless and until the claimant has exhausted his or her remedies under this Section.

         7.5   Effect of Plan Administrator Action
               -----------------------------------
               (a)  All actions taken and all determinations made by the Plan

Administrator in good faith shall be final and binding upon all Participants,

Spouses, Beneficiaries and other persons interested in the Plan.  To the extent the Plan Administrator has been granted discretionary authority under the Plan,

its prior exercise of such authority shall not obligate the Plan Administrator to exercise its authority in a like fashion thereafter.

               (b)  The Plan shall be interpreted by the Plan Administrator in accordance with its terms and their intended meaning.  If, due to errors in drafting, a provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations by the Plan Administrator or other evidence of intention, the provision shall be considered ambiguous and shall be interpreted by the Plan Administrator in a fashion consistent with its intent.

The Plan Administrator, without the need for Board of Directors approval, shall amend the Plan retroactively to cure any such ambiguity.  This subsection may not be invoked by a Participant, Beneficiary or any other person to require the

Plan to be interpreted in a manner which is inconsistent with its interpretation by the Plan Administrator.


                                  ARTICLE VIII
                                  ------------
                    AMENDMENT AND TERMINATION OF THE PLAN
                    -------------------------------------

         8.1   Amendments
               ----------
               (a)  The Employer reserves the right at any time to amend the

Plan or to merge, consolidate, divide or otherwise restructure the Plan prospectively or retroactively.

               (b)  All amendments or other changes shall be adopted in writing by resolution of the Board of Directors or, in the case of an amendment that does not substantially alter the nature or expense of the Plan, by the Plan

Administrator without Board approval.  However, the Plan Administrator may, by notice to a Participant without Board approval, increase the Participant's

Benefit or Benefit Bank at any time.

               (c)  Any material modification of the Plan by amendment or termination shall be communicated to all interested parties in the time and manner required by law.

               (d)  No Plan amendment, unless it expressly provides otherwise,

shall be applied retroactively to increase the Vested percentage of a former

Participant whose Employment terminated before the date the amendment became effective.

               (e)  No Plan amendment, unless it expressly provides otherwise,

shall be applied retroactively to increase the amount of service credited to any person for Employment before the date the amendment became effective.

               (f)  Except as provided in subsections (d) and (e), all rights under the Plan shall be determined under the terms of the Plan as in effect at the time the determination is made.

         8.2   Termination of Plan
               -------------------
               The Plan is intended to be a permanent program, but the Employer shall have the right at any time to declare the Plan terminated completely as to it or as to any of the Employer's divisions, facilities, operational units or job classifications.  If the Plan is terminated, all unvested Benefits shall be forfeited but all Vested Benefits shall remain payable. The Employer may accelerate the payment of such Benefits, however, and pay the person entitled to the Benefit the present value of the remaining payments due (calculated using a reasonable interest assumption specified by the Plan Administrator).


                                   ARTICLE IX
                                   ----------
                            MISCELLANEOUS PROVISIONS
                            ------------------------

         9.1   Payments
               --------
               (a)  In the event any amount becomes payable under the Plan to a minor or a person who, in the sole judgment of the Plan Administrator, is considered to be unable to give a valid receipt for the payment by reason of physical or mental condition, the Plan Administrator may direct that payment be made to any person found by the Plan Administrator, in its sole judgment, to have assumed the care of the person in question.  Any payment made pursuant to such a finding shall constitute payment by the Plan and result in a full release and discharge of the Plan Administrator, the Employer and their officers,

directors, employees, agents and representatives.

               (b)  Payment of Benefits to the person entitled thereto may be made by a check sent first class mail, address correction requested, to the last known address on file with the Plan Administrator. If within six months from the date of issuance of the check the payment letter cannot be delivered to the person entitled thereto or the check has not been negotiated, all further

Benefits under the Plan may be forfeited at the discretion of the Plan

Administrator.

               (c)  If the Plan Administrator retains at the Plan's expense a private investigator or other person or service to assist in locating a missing person, all costs incurred for such services shall be paid by the Plan but charged to the Benefit to which the missing person was entitled (which shall be reduced by the amount of the costs incurred), except as the Plan Administrator may otherwise direct.

               (d)  Payments to Participants or Beneficiaries may be postponed by the Plan Administrator until any anticipated taxes which must be paid or withheld or amounts to be paid under a domestic relations order have been paid in full or until it is determined that such charges will not be imposed.

         9.2   Consolidation or Merger of Companies
               ------------------------------------
               In the event of the consolidation or merger of the Employer with or into any other business entity, or the sale by the Employer of all of its assets, the successor may continue the Plan by adopting the same by resolution of its board of directors or agreement of its partners or proprietor. This Plan shall not be construed as preventing the Employer from selling, transferring or otherwise disposing of all or any part of the business or assets of the Employer and the purchaser of all or any part of the Employer shall not be obligated to continue this Plan.  If, within ninety days from the effective date of a consolidation, merger or sale of assets, the new corporation, partnership or proprietorship does not adopt the Plan, the Plan shall be terminated in accordance with Section 8.2.

         9.3   Alienation
               ----------
               The rights of a Participant, Spouse or Beneficiary under the Plan shall not be subject to any claim of any creditor nor to attachment or garnishment or other legal process by any creditor.  A Participant or

Beneficiary shall not have the right to alienate, anticipate, commute, pledge,

encumber or assign any of the benefits or payments or proceeds which the individual may expect to receive, contingently or otherwise, under the Plan.

The provisions of this Section shall not preclude any assignment or alienation expressly required under applicable law or other provisions of the Plan.

         9.4   Division of Benefits by Domestic Relations Orders
               -------------------------------------------------
               (a)  This Plan will follow the terms of any qualified domestic relations order issued with respect to a Participant.  However, except as provided in subsection (e), the Plan will only follow orders which meet all of the requirements of subsection (b) or subsection (c).  Subsection (c)

establishes an optional standardized procedure.

               (b)  A "qualified domestic relations order" is any judgment,

decree or order, including the approval of a property settlement agreement,

issued by a court of competent jurisdiction, provided that

               (i)  the order relates to the provision of child support, alimony or marital property rights and is made pursuant to state domestic relations or community property laws;

               (ii)  the order creates or recognizes the existence of an

    alternate payee's right to receive all or a portion of a Participant's

    Accrued Benefit;

               (iii)  the order specifies the name and last unknown mailing address of the Participant and each alternate payee covered by the order;

               (iv)  the order precisely specifies the amount or percentage of the Participant's Accrued Benefit to be paid to each alternate payee or the manner in which the amount or percentage is to be determined;

               (v)  the order specifies the number of payments or the period to which the order applies;

               (vi)  the order specifically names this Plan as the plan to which the order applies;

               (vii)  the order does not require this Plan to provide any type of benefits or form of benefits not otherwise provided under this Plan;

               (viii)  the order does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined by the Plan Administrator to be a qualified domestic relations order; and

               (ix)  (if the order requires that payments to the alternate payee commence before they commence with respect to the Participant) the order (1)

    specifies that payments will not commence before the earlier of (a) the date on which the Participant attains age fifty or the first date on which the

    Participant could begin receiving benefits under the Plan if the

    Participant's Employment terminated, whichever is later, or (b) the date benefits first become payable to the Participant and (2) does not permit the alternate payee to elect a joint and survivor annuity covering the alternate payee and a spouse (other than the Participant).

A qualified domestic relations order may provide that a former Spouse of the

Participant is to be treated as a surviving Spouse for purposes of the pre-retirement or post-retirement joint and survivor annuity provisions of this

Plan.  Subsection (d) sets forth the procedures under which the Plan

Administrator shall determine whether a domestic relations order property qualifies.

               (c)  The Plan Administrator at its discretion may furnish on request a standard form of qualified domestic relations order to a Participant or any other person.  This order may provide for an immediate lump sum payment of the actuarial equivalent of the amount to which the alternate payee is determined to be entitled.  If this form is used without substantial modification and is incorporated in a judgment, decree or order described in subsection (b)(i) which on its face appears to be valid, the Plan Administrator shall treat it as a qualified domestic relations order and shall pay benefits to the alternate payee in accordance with its terms.  If this procedure is not followed, the alternate payee (1) must wait until the time described in subsection (b)(ix) before benefits which are not in pay status can become payable to the alternate payee and (2) cannot use any special forms of benefit payment authorized in the standard form of order.  Any special benefit form provisions in standard domestic relations orders adopted by the Plan

Administrator shall be authorized as benefit options under this Plan, but only as to alternate payees for whom the standard order has been used.

               (d)  The Plan Administrator need not treat any judgment, decree or order as a qualified domestic relations order unless it meets all of the requirements set forth in subsection (b) or (c) and is sufficiently precise and unambiguous so as to preclude any interpretative disputes.  If the order meets these requirements, the Plan Administrator shall follow the terms of the order whether or not this Plan has been joined as a party to the litigation out of which the order arises.  Upon receipt of a domestic relations order, the Plan

Administrator shall notify the Participant and each alternate payee of (1) its receipt of the order and (2) its need to determine the qualified status of the order in accordance with subsection (b) or (c).  An alternate payee may designate a representative to receive copies of future notices with respect to the qualified status of the order.  To the extent an order calls for benefits to be paid to an alternate payee before the qualified nature of the order is determined, a separate account shall be established to hold the benefit payments affected by the order.  This account shall be administered in accordance with the rules set forth in Section 206(d)(3)(H) of ERISA.

               (e)  The Plan Administrator in its discretion may treat a

property settlement agreement or stipulation which is not contained in a judgment, decree or order as a qualified domestic relations order if it meets all of the other requirements of this Section.

         9.5   Duty to Provide Data
               --------------------
               (a)  Every person with an interest in the Plan or claiming

Benefits under the Plan shall furnish the Plan Administrator on a timely and accurate basis with such documents, evidence or information as it considers necessary or desirable for the purpose of administering the Plan.  The Plan

Administrator may postpone payment of Benefits until such information and such documents have been furnished.

               (b)  Every person claiming a Benefit under this Plan shall give written notice to the Plan Administrator of his or her post office address and each change of post office address.  Any communication, statement or notice addressed to such a person at his or her latest post office address as filed with the Plan Administrator will, on deposit in the United States mail with postage prepaid, be as binding upon such person for all purposes of the Plan as if it had been received, whether actually received or not.  If a person fails to give notice of his or her correct address, the Plan Administrator, the Employer and Plan fiduciaries shall not be obliged to search for, or to ascertain, his or her whereabouts.

         9.6   Limitation on Rights of Employees
               ---------------------------------
               The Plan is strictly a voluntary undertaking on the part of the

Employer and shall not constitute a contract between the Employer and any

Participant, or consideration for, or an inducement or condition of, the employment of a Participant.  Except as otherwise required by law or written contract, nothing contained in the Plan shall give any Participant the right to be retained in the service of the Employer or to interfere with or restrict the right of the Employer, which is hereby expressly reserved, to discharge or retire any Participant at any time, with or without cause.  Except as otherwise required by law, inclusion under the Plan will not give any Participant any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan.  If any dispute arises under the Plan between a Participant and the Employer or any of its subsidiaries, such subsidiary or any other Participant shall not be necessary parties to the dispute and need not be named in any litigation or arbitration.

This Plan shall not obligate the Employer to maintain a minimum net worth in order to insure payment of Benefits.  The doctrine of substantial performance shall have no application to Employees, Participants or Beneficiaries.  Each

condition and provision, including numerical items, has been carefully considered and constitutes the minimum limit on performance which will give rise to the applicable right.

         9.7   Restrictions
               ------------
               A Participant shall not at any time, either directly or

indirectly, accept employment with, render service, assistance or advice to, or allow his or her name to be used by any competitor of the Employer unless approved by the Executive Committee of the Board of Directors.  Determination by

the Executive Committee of the Board of Directors that the Participant has engaged in any such activity shall be binding and conclusive on all parties, and in addition to all other rights and remedies which the Employer shall have,

neither the Participant nor his or her Spouse nor any of his or her

Beneficiaries shall be entitled to any payments hereunder.

         9.8   Service of Process
               ------------------
               The Secretary of Bergen Brunswig Corporation is hereby designated as agent for the service of legal process on the Plan.

         9.9   Governing Law
               --------------
               The Plan shall be interpreted, administered and enforced in accordance with ERISA, and the rights of Participants, former Participants,

Spouses, Beneficiaries and all other persons shall be determined in accordance with this law. To the extent that state law is applicable, however, the laws of the State of California shall apply, except as provided in Section 6.2 (relating to determination of heirs at law).

        9.10   Plurals
               -------
               Where the context so indicates, the singular shall include the plural and vice versa.

        9.11   Titles
               ------
               Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

        9.12   References
               ----------
               Unless the context clearly indicates to the contrary, a reference to a Plan provision, statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed counterpart.


         Executed at Orange, California, this ____ day of December, 1995.

                                  BERGEN BRUNSWIG CORPORATION

                                  By  ____________________________
                                      Executive Vice President, Chief
                                      Legal Officer & Secretary

                                   EXHIBIT A
                                   ---------
                                  PLAN RULES
                                  ----------

               As permitted by Sections 2.17 and 7.1 of the Plan, the Plan

Administrator may adopt Plan Rules for the administration and interpretation of the Plan.  These Rules may be changed from time to time.  The Plan Rules shall consist of the Rules set forth in this document, in administrative forms adopted by the Plan Administrator or in written or oral policy decisions or interpretations made by the Plan Administrator.  The Plan Administrator has broad powers to establish administrative procedures and to interpret the Plan by means of Plan Rules.

               Plan Rules adopted by the Plan Administrator may be set forth below, together with the date adopted.